                                                                  EX-99.8(g)(ii)

                                     SECOND AMENDMENT TO PARTICIPATION AGREEMENT


     Minnesota Life Insurance Company, Variable Insurance Products Fund III, and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated January 11, 2000 by doing the following:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of May, 2004.


MINNESOTA LIFE INSURANCE COMPANY

By:      /s/ ROBERT J. EHREN
         -----------------------------------
Name:    Robert J.  Ehren
         -----------------------------------
Title:   2nd Vice President
         -----------------------------------


VARIABLE INSURANCE PRODUCTS FUND II

By:      /s/ CHRISTINE REYNOLDS
         -----------------------------------
         Christine Reynolds
         Treasurer


FIDELITY DISTRIBUTORS CORPORATION

By:      /s/ DON HOLBORN
         ---------------------------
         Don Holborn
         Executive Vice President


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                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT                         CONTRACTS FUNDED
AND DATE OF INCEPTION                            BY SEPARATE ACCOUNT                             POLICY FORM #
---------------------                            -------------------                             -------------
Variable Annuity Account                         Multi-Option Flexible Annuity                   84-9091,
(Established September 10, 1984)                                                                 92-9283
                                                                                                 MHC 92-9283
                                                 Multi-Option Single Annuity                     84-9092,
                                                                                                 84-9093,
                                                                                                 92-9284,
                                                                                                 MHC 92-9284
                                                 MultiOption  Select Annuity                     MHC 94-9307
                                                 MultiOption Classic Annuity                     99-70016
                                                 MultiOption Achiever Annuity                    99-70017
                                                 MegAnnuity                                      87-9254
                                                 MultiOption Advisor Annuity                     02-70067

Minnesota Life Variable Universal                Variable Group Universal Life                   94-18660
Life Account                                     Insurance
(Established August 8, 1994)

Minnesota Life Variable Life                     Variable Adjustable Life                        MHC 98-670
Account
(Established October 21, 1985)                   Variable Adjustable Life - Second               MHC 98-690
                                                 Death
                                                 Variable Adjustable Life (Horizon)              99-680

ALL ESTABLISHED DECEMBER 6, 1999;
Contrarian VUL Account I                         Private Placement                               99-30051
Contrarian VUL Account II                        Private Placement                               99-30053

Separate Account Q                               Group Annuity Contract IAC I                    87-9173
(Established December 14, 1992)                  Group Annuity Contract IAC I                    92-9274
Separate Account T                               Group Annuity Contract AIACI                    90-9246
(Established December 14, 1992)                  Group Annuity Contract IAC II                   89-9224
                                                 Group Annuity Contract AIAC II                  90-9247
                                                 Group Annuity Contract IAC I                    87-9166
                                                 Group Annuity Contract ACC-                     95-9317
                                                 Allocated
                                                 Group Annuity Contract ACC-                     97-9388
                                                 Unallocated
                                                 Group Annuity Contract IAC I                    F. 23412
                                                 Group Annuity Contract IAC I                    F. 24415
                                                 Group Annuity Contract AIAC I                   F. 25150
                                                 Group Annuity Contract IAC I                    F. 23411
                                                 Group Annuity Contract AIAC I                   F. 25412
                                                 Group Annuity Contract PAC II                   89-9225
                                                 Group Annuity Contract RGC                      89-9084
                                                 Group Annuity Contract DA                       18084
                                                 Group Annuity Contract DA                       24595
                                                 Group Annuity Contract IPG                      F. 21811
                                                 Group Annuity Contract IPG                      F. 17283
                                                 Group Annuity Contract GAC                      F. 18088
                                                 Group Annuity Contract GAC                      F. 21713
                                                 Group Annuity Contract GAC                      F. 24386
                                                 Group Annuity Contract                          F. 24596
                                                 Group Annuity Contract                          F. 24597
                                                 Group Annuity Contract                          F. 18088-1

Contrarian VUL Account III                       Private Placement                               93-18638
(ESTABLISHED OCTOBER 16, 2000)